SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 6, 2003


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


           Arizona                     1-4473                   86-0011170
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona          85004
        (Address of principal executive offices)                (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     TRACK B ORDER

     On March 14, 2003, the ACC issued the Track B order (the "Track B Order"), which requires Arizona Public Service Company ("APS" or the "Company") to solicit bids for certain estimated capacity and energy requirements for periods beginning July 1, 2003. See "Electric Industry Restructuring - Track B Order" in
Note 3 of Notes to Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. APS issued requests for proposals in March 2003. By May 6, 2003, APS entered into contracts to meet all or a portion of its requirements for the years 2003 through 2006 as follows.

     (1) Pinnacle West Energy Corporation agreed to provide 1,700 megawatts ("MW") in July through September of 2003 and in June through September of 2004, 2005 and 2006, by means of a unit contingent contract.

     (2) PPL EnergyPlus, LLC agreed to provide 112 MW in July through September of 2003 and 150 MW in June through September of 2004 and 2005, by means of a unit contingent contract.

     (3) Panda Gila River LP agreed to provide 450 MW in October of 2003 and 2004 and May of 2004 and 2005, and 225 MW from November 2003 through April 2004 and from November 2004 through April 2005, by means of firm call options.

     ASSET RETIREMENT OBLIGATIONS

     On January 1, 2003, we adopted Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 provides accounting requirements for the recognition and measurement of liabilities associated with the retirement of tangible long-lived assets. The standard requires that these liabilities be recognized at fair value as incurred and capitalized as part of the related tangible long-lived assets. Accretion of the liability due to the passage of time is an operating expense and the capitalized cost is depreciated over the useful life of the long-lived asset. Prior to January 1, 2003 we accrued asset retirement obligations over the life of the related asset through depreciation expense.

     We have asset retirement obligations for our Palo Verde Nuclear Generating Station ("Palo Verde") nuclear facilities and certain other generation, transmission and distribution assets. The Palo Verde asset retirement obligation primarily relates to final plant decommissioning. This obligation is based on the Nuclear Regulatory Commission ("NRC") requirements for disposal of radiated property or plant and agreements we reached with the Arizona Corporation Commission (the "ACC") for final decommissioning of the plant. The non-nuclear generation asset retirement obligations primarily relate to requirements for removing portions of those plants at the end of the plant life or lease term. Some of our transmission and distribution assets have asset retirement obligations because they are subject to right of way and easement agreements that require final removal. These agreements have a history of uninterrupted renewal that we expect will continue for the foreseeable future. As a result, we cannot reasonably estimate the fair value of the asset retirement obligation related to such distribution and transmission assets.

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
     On January 1, 2003, we recorded a liability of $219 million for our asset retirement obligations, including the accretion impacts; a $67 million increase in the carrying amount of the associated assets; and a net reduction of $192 million in accumulated depreciation related primarily to the reversal of previously recorded accumulated decommissioning and other removal costs related to these obligations. Additionally, we recorded a net regulatory liability of $40 million for the asset retirement obligations related to our regulated assets. This regulatory liability represents the difference between the amount currently being recovered in regulated rates and the amount calculated under SFAS No. 143. We believe we can recover in regulated rates the transition costs and ongoing current period costs calculated in accordance with SFAS No. 143. The adoption of SFAS No. 143 did not have a material impact on our net income for the quarter ended March 31, 2003.

     In accordance with SFAS No. 71, we will continue to accrue for removal costs for our regulated assets, even if there is no legal obligation for removal. At March 31, 2003, accumulated depreciation shown on our Condensed Balance Sheets included approximately $360 million of estimated future removal costs that are not considered legal obligations.

     The following schedule shows the change in our asset retirement obligations during the three-month period ended March 31, 2003 (dollars in millions):

          Balance at January 1, 2003                            $  219
               Changes attributable to:
                 Liabilities incurred                               --
                 Liabilities settled                                --
                 Accretion expense                                   4
                 Estimated cash flow revisions                      --
                                                                ------
          Balance at March 31, 2003                             $  223
                                                                ======

     The following schedule shows the change in our pro forma liability for the periods ended December 31, 2002 and 2001, as if we had recorded an asset retirement obligation based on the guidance in SFAS No. 143 (dollars in millions):

                                                      2002       2001
                                                     ------     ------
          Balance at beginning of year               $  204     $  190
                  Accretion expense                      15         14
                                                     ------     ------
          Balance at end of year                     $  219     $  204
                                                     ======     ======

     The pro forma effects on net income for 2002 and 2001 are immaterial.

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
     To fund the costs we expect to incur to decommission the plant, we established external decommissioning trusts in accordance with NRC regulations. We invest the trust funds primarily in fixed income securities and domestic stock and classify them as available for sale. The following table shows the cost and fair value of our nuclear decommissioning trust fund assets which are reported in investments and other assets on the Condensed Balance Sheets at March 31, 2003 and December 31, 2002 (dollars in millions):

                                                  March 31,  December 31,
                                                    2003         2002
                                                   ------       ------
          Trust fund assets - at cost
               Fixed income securities             $  115       $  113
               Domestic stock                          70           68
                                                   ------       ------
          Total                                    $  185       $  181
                                                   ======       ======

          Trust fund assets - at fair value
               Fixed income securities             $  124       $  117
               Domestic stock                          81           77
                                                   ------       ------
          Total                                    $  205       $  194
                                                   ======       ======

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)


Dated: May 7, 2003                      By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

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